EXHIBIT A

Funds                                                                          Effective Date
-----                                                                          --------------
First Trust Dow Jones STOXX(R) European Select Dividend Index Fund             08/23/2007
First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund          08/23/2007
First Trust Dow Jones Global Select Dividend Index Fund                        11/20/2007
First Trust Europe Select AlphaDEX(TM) Fund
First Trust Japan Select AlphaDEX(TM) Fund
First Trust Global IPO Index Fund
First Trust ISE Global Wind Energy Index Fund                                  06/13/2008
First Trust ISE Global Engineering and Construction Index Fund                 10/09/2008
First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure Index Fund       11/05/2009
First Trust ISE Global Copper Index Fund                                       03/05/2010
First Trust ISE Global Platinum Index Fund                                     03/05/2010